Exhibit 99.1

401 Merritt 7

Norwalk, CT 06851

(203) 614-5600

www.frontier.com

Frontier Communications Reports Fourth Quarter and Full Year 2017 Results

Fourth Quarter

•	Total revenue of $2.22 billion

•	Consumer customer churn improved to 1.98% from 2.08% in Q3 2017, driven by both CTF FiOS® and Legacy

•	Continued sequential improvement in CTF FiOS® broadband gross and net additions

•	Net loss of $1.03 billion, driven by goodwill impairment, partially offset by tax benefit

•	Adjusted EBITDA[1] of $919 million, in line with guidance range

•	Purchased $110 million principal amount of senior unsecured notes

•	Board of Directors suspends the quarterly cash dividend on the Company’s common stock

Norwalk, Conn., February 27, 2018 – Frontier Communications Corporation (NASDAQ:FTR) today reported financial results for the fourth quarter and full year ended December 31, 2017.

“Our fourth quarter results highlight the ongoing progress on our key initiatives to improve customer retention, enhance the customer experience, and align our cost structure,” said Dan McCarthy, President and CEO. “We are pleased with continued improvement in subscriber trends and churn in our California, Texas and Florida (CTF) markets, and the continued operating efficiencies achieved in the fourth quarter. As we implement our strategy, our board regularly evaluates the optimal long-term capital allocation for the business, and has voted to suspend the dividend on common shares. The suspension will make available an additional $250 million annually2 to accelerate debt reduction. For 2018, we remain committed to enhancing the customer experience, further improving churn, maintaining strong cash flow, and strengthening the balance sheet as we pursue further stabilization of the business and growth longer-term.”

[1]	See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net loss.
[2]	Following conversion of the Frontier Communication 11.125% Mandatory Convertible Preferred Stock into common stock in June 2018, the common stock dividends would have been approximately $250 million annually at the dividend rate paid in Q4 2017.

Consolidated Results

Consolidated revenues for the fourth quarter 2017 were $2.22 billion. Within consolidated revenue, consumer revenue was $1.09 billion, commercial revenue was $941 million and regulatory revenue was $190 million. Consolidated revenues for the full year 2017 were $9.13 billion. Within consolidated revenue, consumer revenue was $4.48 billion, commercial revenue was $3.88 billion and regulatory revenue was $776 million.

Net loss for the fourth quarter of 2017 was $1.03 billion. Net loss for the fourth quarter included an $830 million tax benefit resulting from the reduction in federal tax rates, and a $1.82 billion (after tax) goodwill impairment. Net loss for the fourth quarter attributable to common shares was $1.08 billion, for a diluted net loss per common share of $13.91. Adjusted EBITDA3 totaled $919 million for an adjusted EBITDA margin4 of 41.5%. For the full year 2017, net loss was $1.80 billion. Net loss for 2017 included an $830 million tax benefit resulting from the reduction in federal tax rates and a $2.35 billion (after tax) goodwill impairment. Net loss attributable to common shares was $2.02 billion, for a diluted net loss per common share of $25.99. Full year 2017 adjusted EBITDA totaled $3.68 billion, for an adjusted EBITDA margin of 40.4%.

The Company attained more than $190 million in annualized cost synergies and remains on track to achieve its target of $350 million in annualized run-rate cost synergies by mid-2018.

For the fourth quarter of 2017, net cash provided from operating activities was $665 million and adjusted free cash flow5 was $228 million. For the full year 2017, net cash provided from operating activities was $1.85 billion and adjusted free cash flow5 was $790 million.

Consumer Business Highlights for the Fourth Quarter

•	Revenue was $1.09 billion, a sequential decline of $16 million versus the $22 million sequential decline in the third quarter. The improved trend was driven by a stronger performance in both Legacy and CTF revenue.

•	Customer churn improved to 1.98% (1.83% for Frontier Legacy and 2.22% for CTF operations) compared to 2.08% for the third quarter of 2017 (1.92% for Frontier Legacy and 2.33% for CTF operations), with CTF FiOS® and Legacy contributing to the overall improvement.

•	Combined Average Revenue Per Customer (ARPC) of $81.61 ($65.11 for Frontier Legacy and $107.35 for CTF operations). Each measure of ARPC improved sequentially, despite the benefit to third quarter ARPC associated with the Mayweather vs. McGregor fight.

[3]	See Note 1, above.
[4]	See Note 1, above. Adjusted EBITDA margin is a non-GAAP measure of performance, calculated as adjusted EBITDA, divided by total revenue. See “Non-GAAP Measures” for a description of this measure and its calculation. See Schedule A for a reconciliation to net loss.
[5]	Adjusted free cash flow is a non-GAAP measure of liquidity derived from net cash provided from operating activities. See “Non-GAAP Measures” for a description of this measure and its calculation and Schedules A for a reconciliation to net cash provided from operating activities.

Commercial Business Highlights for the Fourth Quarter

•	Revenue of $941 million, a sequential decline of $17 million versus the $24 million sequential decline in the third quarter. The decline was predominantly driven by carrier/wholesale revenue.

•	Total commercial customers of 453,000 compared to 463,000 during the third quarter of 2017.

•	SME (Small, Medium, & Enterprise) revenue was roughly stable sequentially.

Capital Structure and Capital Allocation

•	Frontier purchased $110 million principal amount of its 2018 and 2019 senior unsecured notes on the open market during the fourth quarter of 2017.

•	As of December 31, 2017, Frontier’s leverage ratio (as calculated in accordance with its credit agreements) was 4.59:1, which complied with its obligations under its credit agreements. The leverage ratio was 4.39:1 as of September 30, 2017.

•	Frontier remains committed to reducing debt and improving its financial leverage profile.

•	Subsequent to the quarter, on January 25, 2018, Frontier amended its credit facilities to provide increased flexibility in managing its capital structure.

•	The Board of Directors has suspended the quarterly cash dividend on the Company’s common stock beginning with the first quarter of 2018. This change allows for a reallocation of approximately $250 million annually, following the conversion of Frontier’s 11.125% Mandatory Convertible Series A Preferred Stock (Convertible Preferred) to common stock in June 2018.

•	The Board of Directors has declared a regular quarterly dividend on the Convertible Preferred of $2.78125 per share, payable in cash on March 30, 2018 to holders of record at the close of business on March 15, 2018.

Guidance

Our full year 2018 guidance includes a new metric, operating free cash flow. Operating free cash flow, a non-GAAP measure, is defined as net cash provided from operating activities less capital expenditures. Operating free cash flow is directly calculable from our GAAP financial statements and is a more appropriate free cash flow metric for the Company now that the integration of the CTF properties, with its associated integration and acquisition costs, is complete.

For the full year 2018, Frontier’s guidance is the following:

•	Adjusted EBITDA[6] – Approximately $3.6 billion

•	Capital expenditures – $1.0 billion to $1.15 billion

•	Cash taxes – Less than $25 million

•	Cash pension/OPEB – Approximately $150 million

•	Interest expense – Approximately $1.5 billion

•	Operating free cash flow[7] – Approximately $800 million

[6]	See Note 1, above.
[7]	Operating free cash flow is a non-GAAP measure of liquidity derived from net cash provided from operating activities. See “Non-GAAP Measures” for a description of this measure and its calculation and Schedule D for a reconciliation to net cash provided from operating activities and to our prior cash flow metric, adjusted free cash flow.

Non-GAAP Measures

Frontier uses certain non-GAAP financial measures in evaluating its performance, including EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, free cash flow, adjusted free cash flow, operating free cash flow, adjusted operating expenses, and dividend payout ratio, each of which is described below. Management uses these non-GAAP financial measures internally to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations.

A reconciliation of these measures to the most comparable financial measures calculated and presented in accordance with GAAP is included in the accompanying tables. These non-GAAP financial measures are not measures of financial performance or liquidity under GAAP, nor are they alternatives to GAAP measures and they may not be comparable to similarly titled measures of other companies.

EBITDA is defined as net income (loss) less income tax expense (benefit), interest expense, investment and other income, gains/losses on extinguishment of debt, and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.

Adjusted EBITDA is defined as EBITDA, as described above, adjusted to exclude acquisition and integration costs, GAAP pension/OPEB expense (including pension settlement costs), restructuring costs and other charges, stock-based compensation expense, goodwill impairment charges, and certain other non-recurring items (e.g. storm-related costs in the fourth quarter of 2017). Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by total revenues.

Management uses EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Adjusted net income (loss) attributable to Frontier common shareholders is defined as net income (loss) attributable to Frontier common shareholders and excludes acquisition and integration costs, restructuring costs and other charges, pension settlement costs, goodwill impairment charges, certain income tax items and the income tax effect of these items, and one-time storm-related costs in Q3 2017 (and which, owing to the timing of the storms, also will be excluded in Q4 of 2017). Adjustments have also been made to exclude the financing costs and related income tax effects associated with the April 1, 2016 Verizon Transaction, including interest expense on debt raised to finance the transaction and preferred dividends paid, in each case prior to Frontier’s ownership of the CTF Operations. Adjusting for these items allows investors to better understand and analyze Frontier’s financial performance over the periods presented.

Management defines free cash flow as net cash provided from operating activities less capital expenditures for business operations and preferred dividends. In determining free cash flow, further adjustments are made to exclude acquisition and integration expense, income taxes, restructuring costs, one-time storm-related costs and associated capital expenditures, and interest expense on commitment fees, which provides a better comparison of core operations from period to period. Changes in working capital accounts are excluded from this calculation due to seasonality and specific timing of cash receipts and disbursements between various reporting periods.

Adjusted free cash flow is defined as free cash flow, as described above, adjusted by excluding interest expense, prior to Frontier’s April 1, 2016 ownership of the CTF Operations, on debt Frontier incurred to finance the Verizon Transaction, and preferred stock dividends paid prior to April 1, 2016.

In 2018, the Company is introducing a more traditional and simplified measurement for free cash flow: operating free cash flow. Management defines operating free cash flow, a non-GAAP measure, as net cash provided from operating activities less capital expenditures.

Management uses free cash flow, adjusted free cash flow, and operating free cash flow to assist it in comparing liquidity from period to period and to obtain a more comprehensive view of Frontier’s core operations and ability to generate cash flow. Management believes that these non-GAAP measures are useful to investors in evaluating cash available to service debt and pay dividends. These non-GAAP financial measures have certain shortcomings; they do not represent the residual cash flow available for discretionary expenditures, as items such as debt repayments and common stock dividends are not deducted in determining such measures. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Dividend payout ratio is calculated by dividing the dividends paid on common stock (as adjusted) by adjusted free cash flow. Dividends paid on common stock has been adjusted to exclude dividends paid on common stock issued in June 2015, from the date of issuance until April 1, 2016, when the proceeds of the issuance were used in the Verizon Transaction that generated adjusted free cash flow from that date. Management uses the dividend payout ratio as a metric to indicate the proportion of Frontier’s adjusted free cash flow that is used to pay dividends to its common shareholders. Management has made adjustments to exclude the impact of financing raised in connection with the Verizon Transaction during periods prior to Frontier’s ownership of the CTF Operations, which management believes provides a useful comparison from period to period.

Adjusted operating expenses is defined as operating expenses adjusted to exclude depreciation and amortization, acquisition and integration costs, goodwill impairment charges, GAAP pension/OPEB expense (including pension settlement costs), stock-based compensation expense, one-time storm-related costs, and restructuring costs and other charges. Investors have indicated that this non-GAAP measure is useful in evaluating Frontier’s performance.

The information in this press release should be read in conjunction with the financial statements and footnotes contained in Frontier’s documents filed with the U.S. Securities and Exchange Commission.

Conference Call and Webcast

Frontier will host a conference call today at 4:30 P.M. Eastern time. In connection with the conference call and as a convenience to investors, Frontier furnished today, under cover of a Current Report on Form 8-K, additional materials regarding fourth quarter 2017 results. The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available from 8:00 P.M. Eastern Time on February 27, 2018, through 8:00 P.M. Eastern Time on March 4, 2018, at 888-203-1112 for callers dialing from the U.S. or Canada, and at 719-457-0820 for those dialing from outside the U.S. or Canada. Use the passcode 7023822 to access the replay. A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) is a leader in providing communications services to urban, suburban, and rural communities in 29 states. Frontier offers a variety of services to residential customers over its fiber-optic and copper networks, including video, high-speed internet, advanced voice, and Frontier Secure® digital protection solutions. Frontier Business offers communications solutions to small, medium, and enterprise businesses. More information about Frontier is available at www.frontier.com.

Forward-Looking Statements

This earnings release contains “forward-looking statements,” related to future, not past, events. Forward-looking statements express management’s expectations regarding Frontier’s future business, financial performance, and financial condition, and contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Frontier, particular uncertainties that could cause actual results to be materially different than those expressed in such forward-looking statements include: competition from cable, wireless and wireline carriers, satellite, and OTT companies, and the risk that Frontier will not respond on a timely or profitable basis; Frontier’s ability to successfully adjust to changes in the communications industry, including the effects of technological changes and competition on its capital expenditures, products and service offerings; Frontier’s ability to implement organizational structure changes; risks related to the operation of Frontier’s properties, including Frontier’s ability to retain or obtain customers in Frontier’s legacy markets and those acquired from Verizon; Frontier’s ability to realize anticipated cost savings, and ability to meet commitments made in connection with the Verizon acquisition; reductions in revenue from voice customers that Frontier cannot offset with increases in revenue from broadband and video subscribers and sales of other products and services; Frontier’s ability to maintain relationships with customers, employees or suppliers; Frontier’s ability to attract/retain key talent; the effects of governmental legislation and regulation on Frontier’s business; the impact of regulatory, investigative and legal proceedings and legal compliance risks; government infrastructure projects that impact capital expenditures; continued reductions in switched access revenues as a result of regulation, competition or technology substitutions; the effects of changes in the availability of federal and state universal service funding or other subsidies to Frontier and its competitors; Frontier’s ability to meet its remaining CAF II broadband buildout obligations on a timely basis; Frontier’s ability to effectively manage service quality and meet mandated service quality metrics; Frontier’s ability to successfully introduce new product offerings; the effects of changes in accounting policies or practices, including potential future impairment charges with respect to intangible assets; Frontier’s ability to effectively manage its operations, operating expenses, capital expenditures, debt service requirements and cash paid for income taxes and liquidity; the effects of changes in both general and local economic conditions in the markets that Frontier serves; the effects of increased medical expenses and pension and postemployment expenses; the effects of changes in income tax rates, tax laws, regulations or rulings, or federal or state tax assessments; Frontier’s ability to successfully renegotiate union contracts; changes in pension plan assumptions, interest rates, discount rates, regulatory rules and/or the value of Frontier’s pension plan assets, which could require Frontier to make increased contributions to the pension plan; adverse changes in the credit markets; adverse changes in the ratings given to Frontier’s debt securities by nationally accredited ratings organizations; the availability and cost of financing in the credit markets; covenants in Frontier’s indentures and credit agreements that may limit Frontier’s operational and financial flexibility as well as its ability to access the capital markets in the future; the effects of state regulatory cash management practices that could limit Frontier’s ability to transfer cash among its subsidiaries or dividend funds up to the parent company; the effects of severe weather events or other natural or man-made disasters, which may increase operating expenses or adversely impact customer revenue; the impact of potential information technology or data security breaches or other disruptions; and the risks and other factors contained in Frontier’s filings with the U.S. Securities and Exchange Commission, including its reports on Forms 10-K and 10-Q. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

INVESTOR CONTACT:	MEDIA CONTACT
Luke Szymczak	Brigid Smith
VP, Investor Relations	AVP, Corporate Communications
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended			For the year ended
($ in millions and shares in thousands, except per share amounts)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Statement of Operations Data
Revenue	$2,217	$2,251	$2,409	$9,128	$8,896

Operating expenses:
Network access expenses	388	390	417	1,597	1,470
Network related expenses	491	497	488	1,959	1,887
Selling, general and administrative expenses	457	486	558	2,018	2,093
Depreciation and amortization	514	539	562	2,184	2,031
Goodwill impairment	2,078	—	—	2,748	—
Acquisition and integration costs	10	1	49	25	436
Pension settlement costs	6	15	—	83	—
Restructuring costs and other charges	27	14	80	82	91

Total operating expenses	3,971	1,942	2,154	10,696	8,008

Operating income (loss)	(1,754)	309	255	(1,568)	888
Investment and other income (loss), net	(2)	3	13	3	27
Loss (gain) on extinguishment of debt and debt exchanges	(1)	(1)	—	88	7
Interest expense	377	382	386	1,534	1,531

Loss before income taxes	(2,132)	(69)	(118)	(3,187)	(623)
Income tax benefit	(1,103)	(31)	(38)	(1,383)	(250)

Net loss	(1,029)	(38)	(80)	(1,804)	(373)
Less: Dividends on preferred stock	53	54	53	214	214

Net loss attributable to Frontier common shareholders	$(1,082)	$(92)	$(133)	$(2,018)	$(587)

Weighted average shares outstanding—basic	77,805	77,797	77,606	77,736	77,607
Weighted average shares outstanding—diluted	77,805	77,797	77,606	77,736	77,607
Basic net loss per common share	$(13.91)	$(1.19)	$(1.73)	$(25.99)	$(7.61)

Diluted net loss per common share	$(13.91)	$(1.19)	$(1.73)	$(25.99)	$(7.61)

Other Financial Data:
Capital expenditures—Business operations	$308	$268	$299	$1,154	$1,259
Capital expenditures—Integration activities	15	14	43	34	142
Dividends paid—Common stock	47	47	123	266	493
Dividends paid—Preferred stock	53	54	53	214	214

Frontier Communications Corporation

Consolidated Financial Data

	For the quarter ended			For the year ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
($ in millions)
Selected Statement of Operations Data
Revenue:
Data and internet services (1)	$939	$956	$1,013	$3,862	$3,693
Voice services	687	702	774	2,864	2,886
Video services	310	318	365	1,304	1,244
Other	91	84	58	322	276

Customer revenue (1)	2,027	2,060	2,210	8,352	8,099
Switched access and subsidy	190	191	199	776	797

Total revenue (1)	$2,217	$2,251	$2,409	$9,128	$8,896

Other Financial Data
Revenue:
Consumer	$1,086	$1,102	$1,196	$4,476	$4,383
Commercial (1)	941	958	1,014	3,876	3,716

Customer revenue (1)	2,027	2,060	2,210	8,352	8,099
Switched access and subsidy	190	191	199	776	797

Total revenue (1)	$2,217	$2,251	$2,409	$9,128	$8,896

(1)	Includes revenue from Frontier Secure Strategic Partnerships business, which was sold in May 2017, of $20 million for the three months ended December 31, 2016 and $40 million and $84 million for the twelve months ended December 31, 2017 and 2016, respectively.

Frontier Communications Corporation

Consolidated Financial and Operating Data

	For the quarter ended				For the year ended
	December 31, 2017	September 30, 2017	December 31, 2016		December 31, 2017	December 31, 2016
Customers (in thousands)	4,850	4,949	5,393		4,850	5,393
Consumer customer metrics
Customers (in thousands)	4,397	4,486	4,891		4,397	4,891
Net customer additions/(losses)	(89)	(99)	(144	)(1)	(494)	1,767	(1)
Average monthly consumer revenue per customer	$81.61	$80.91	$80.33		$80.96	$77.47
Customer monthly churn	1.98%	2.08%	2.08%		2.17%	1.98%
Commercial customer metrics
Customers (in thousands)	453	463	502	(1)	453	502	(1)
Broadband subscriber metrics (in thousands)
Broadband subscribers	3,938	4,000	4,271		3,938	4,271
Net subscriber additions/(losses)	(63)	(63)	(91	)(2)	(333)	1,809	(2)
Video (excl. DISH) subscriber metrics (in thousands)
Video subscribers	961	981	1,145		961	1,145
Net subscriber additions/(losses)	(20)	(26)	(77	)(2)	(184)	903	(2)
Video—DISH subscriber metrics (in thousands)
DISH subscribers	235	244	274		235	274
Net subscriber additions/(losses)	(9)	(10)	(7	)(2)	(39)	(38	)(2)
Employees	22,736 (3)	23,181	28,332		22,736 (3)	28,332

(1)	2,283,000 consumer customers, 250,000 commercial customers and 2,533,000 total customers were acquired at the time of the April 2016 CTF Acquisition.
(2)	2,052,000 broadband subscribers and 1,165,000 video subscribers were acquired at the time of the April 2016 CTF Acquisition.
(3)	At December 31, 2016, we had approximately 1,900 employees from our Frontier Secure Partnerships business, which was sold in May 2017.

Frontier Communications Corporation

Condensed Consolidated Balance Sheet Data

($ in millions)	December 31, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$362	$522
Accounts receivable, net	819	938
Other current assets	142	196

Total current assets	1,323	1,656
Property, plant and equipment, net	14,377	14,902
Other assets—principally goodwill	9,184	12,455

Total assets	$24,884	$29,013

LIABILITIES AND EQUITY
Current liabilities:
Long-term debt due within one year	$656	$363
Accounts payable and other current liabilities	1,852	2,081

Total current liabilities	2,508	2,444
Deferred income taxes and other liabilities	3,132	4,490
Long-term debt	16,970	17,560
Equity	2,274	4,519

Total liabilities and equity	$24,884	$29,013

Frontier Communications Corporation

Consolidated Cash Flow Data

	For the year ended December 31,
($ in millions)	2017	2016
Cash flows provided from (used by) operating activities:
Net loss	$(1,804)	$(373)
Adjustments to reconcile net loss to net cash provided from (used by) operating activities:
Depreciation and amortization	2,184	2,031
Loss on extinguishment of debt and debt exchanges	88	7
Special termination benefits	5	26
Pension settlement costs	83	—
Pension/OPEB costs	17	79
Stock-based compensation expense	14	24
Amortization of deferred financing costs	33	46
Other adjustments	(14)	(12)
Deferred income taxes	(1,385)	(206)
Goodwill impairment	2,748	—
Change in accounts receivable	122	(19)
Change in accounts payable and other liabilities	(315)	(12)
Change in other current assets	74	85

Net cash provided from operating activities	1,850	1,676
Cash flows provided from (used by) investing activities:
Capital expenditures—Business operations	(1,154)	(1,259)
Capital expenditures—Integration activities	(34)	(142)
Cash paid for the CTF Acquisition	—	(9,871)
Proceeds on sale of assets	110	8
Other	24	5

Net cash used by investing activities	(1,054)	(11,259)
Cash flows provided from (used by) financing activities:
Proceeds from long-term debt borrowings	1,500	1,940
Long-term debt payments	(1,811)	(453)
Financing costs paid	(15)	(39)
Premium paid to retire debt	(86)	—
Dividends paid on common stock	(266)	(493)
Dividends paid on preferred stock	(214)	(214)
Capital lease obligation payments	(42)	(8)
Other	(8)	(8)

Net cash provided from (used by) financing activities	(942)	725
Decrease in cash, cash equivalents, and restricted cash	(146)	(8,858)
Cash, cash equivalents, and restricted cash at January 1,	522	9,380

Cash, cash equivalents, and restricted cash at December 31,	$376	$522

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	$1,548	$1,467
Income tax refunds, net	$(51)	$(120)
Non-cash investing and financing activities:
Financing obligation for contributions of real property to pension plan	$—	$15
Reduction of pension obligation	$—	$15
Increase (decrease) in capital expenditures due to changes in accounts payable	$50	$(60)
Conversion of operating leases to capital leases	$17	$111

SCHEDULE A

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the year ended
($ in millions)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
EBITDA
Net Loss	$(1,029)	$(38)	$(80)	$(1,804)	$(373)
Add back (subtract):
Income tax benefit	(1,103)	(31)	(38)	(1,383)	(250)
Interest expense	377	382	386	1,534	1,531
Investment and other income (loss), net	2	(3)	(13)	(3)	(27)
Loss (gain) on extinguishment of debt and debt exchanges	(1)	(1)	—	88	7

Operating income (loss)	(1,754)	309	255	(1,568)	888
Depreciation and amortization	514	539	562	2,184	2,031

EBITDA	(1,240)	848	817	616	2,919
Add back:
Acquisition and integration costs	10	1	49	25	436
Pension/OPEB expense	21	23	27	94	104
Restructuring costs and other charges	27	14	80	82	91
Pension settlement costs	6	15	—	83	—
Stock-based compensation expense	4	4	3	14	24
Storm-related costs	13	9	—	22	—
Goodwill impairment	2,078	—	—	2,748	—

Adjusted EBITDA	$919	$914	$976	$3,684	$3,574

EBITDA margin	-55.9%	37.6%	33.9%	6.7%	32.8%
Adjusted EBITDA margin	41.5%	40.6%	40.4%	40.4%	40.2%
Free Cash Flow
Net cash provided from operating activities	$665	$356	$714	$1,850	$1,676
Add back (subtract):
Capital expenditures—Business operations	(308)	(268)	(299)	(1,154)	(1,259)
Capital expenditures—Storm-related costs	23	3	—	26	—
Acquisition and integration costs	10	1	49	25	436
Deferred income taxes	1,099	32	43	1,385	206
Income tax benefit	(1,103)	(31)	(38)	(1,383)	(250)
Dividends on preferred stock	(53)	(54)	(53)	(214)	(214)
Non-cash gains, net(1)	(4)	(2)	(35)	(19)	(73)
Changes in current assets and liabilities	(188)	121	(230)	119	(54)
Cash refunded for income taxes	47	1	85	51	120
Restructuring costs and other charges	27	14	80	82	91
Storm-related costs	13	9	—	22	—
Interest expense—commitment fees(2)	—	—	—	—	10

Free cash flow	$228	$182	$316	$790	$689

Dividends on preferred stock	—	—	—	—	54
Incremental interest on new debt	—	—	—	—	178

Adjusted free cash flow	$228	$182	$316	$790	$921

(1)	Includes amortization of deferred financing costs and other non-cash adjustments from the consolidated cash flow data.
(2)	Includes interest expense of $10 million for the nine months ended September 30, 2016 related to commitment fees on bridge loan facilities.

SCHEDULE B

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	December 31, 2017		September 30, 2017		December 31, 2016
($ in millions, except per share amounts)	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share	Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(1,082)	$(13.91)	$(92)	$(1.19)	$(133)	$(1.73)

Acquisition and integration costs	10		1		49
Restructuring costs and other charges	27		14		80
Pension settlement costs	6		15		—
Loss (gain) on extinguishment of debt and debt exchanges	(1)		(1)		—
Goodwill impairment	2,078		—		—
Storm-related costs	13		9		—
Effect of tax reform	(830)
Certain other tax items (2)	8		(5)		(17)
Income tax effect on above items:
Acquisition and integration costs	(3)		(1)		(1)
Acquisition related interest expense	—		—		7
Restructuring costs and other charges	(10)		(5)		(28)
Pension settlement costs	(2)		(5)		—
Loss (gain) on extinguishment of debt and debt exchanges	1		—		—
Goodwill impairment	(256)		—		—
Storm-related costs	(5)		(3)		—

	1,036	13.32	19	0.24	90	1.16
Adjusted net loss attributable to Frontier common shareholders(3)	$(46)	$(0.59)	$(73)	$(0.94)	$(43)	$(0.55)

	For the year ended
	December 31, 2017				December 31, 2016
	Net Income (Loss)	Basic Earnings (Loss) Per Share			Net Income (Loss)	Basic Earnings (Loss) Per Share
Net loss attributable to Frontier common shareholders	$(2,018)	$(25.99)			$(587)	$(7.61)

Acquisition and integration costs	25				436
Acquisition related interest expense (1)	—				188
Restructuring costs and other charges	82				91
Pension settlement costs	83				—
Loss (gain) on extinguishment of debt and debt exchanges	88				—
Goodwill impairment	2,748				—
Storm-related costs	22				—
Effect of tax reform	(830)
Certain other tax items (2)	8				(31)
Income tax effect on above items:
Acquisition and integration costs	(9)				(153)
Acquisition related interest expense	—				(66)
Restructuring costs and other charges	(30)				(32)
Pension settlement costs	(30)				—
Loss (gain) on extinguishment of debt and debt exchanges	(32)				—
Goodwill impairment	(394)				—
Storm-related costs	(8)				—

	1,723	22.16			433	5.58
Dividends on preferred stock	—	—			54	0.70

Adjusted net loss attributable to Frontier common shareholders(3)	$(295)	$(3.79)			$(100)	$(1.29)

(1)	Represents interest expense related to commitment fees on bridge loan facilities in connection with the CTF Acquisition. Also includes interest expense, prior to April 1, 2016, related to the September 2015 debt offering in connection with financing the CTF Acquisition.
(2)	Includes impact arising from federal research and development credits, the domestic production activities deduction, changes in certain deferred tax balances, state tax law changes, state filing method change, non-deductible transaction costs, and the net impact of uncertain tax positions.
(3)	Adjusted net income (loss) attributable to Frontier common shareholders may not sum due to rounding.

SCHEDULE C

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended			For the year ended
($ in millions)	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Adjusted Operating Expenses
Total operating expenses	$3,971	$1,942	$2,154	$10,696	$8,008

Subtract:
Depreciation and amortization	514	539	562	2,184	2,031
Goodwill impairment	2,078	—	—	2,748	—
Acquisition and integration costs	10	1	49	25	436
Pension /OPEB expense	21	23	27	94	104
Restructuring costs and other charges	27	14	80	82	91
Stock-based compensation expense	4	4	3	14	24
Pension settlement costs	6	15	—	83	—
Storm-related costs	13	9	—	22	—

Adjusted operating expenses	$1,298	$1,337	$1,433	$5,444	$5,322

	For the quarter ended			For the year ended
	December 31, 2017	September 30, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Dividend Payout Ratio
Numerator
Dividends paid on common stock	$47	$47	$123	$266	$493
Less: Dividends on June 2015 common stock issuance	—	—	—	—	(18)

	$47	$47	$123	$266	$475

Denominator
Free cash flow (see Schedule A)	$228	$182	$316	$790	$689
Dividends on preferred stock	—	—	—	—	54
Incremental interest expense	—	—	—	—	178

Adjusted free cash flow	$228	$182	$316	$790	$921

Dividend payout ratio	21%	26%	39%	34%	52%

SCHEDULE D

Frontier Communications Corporation

Reconciliation of Non-GAAP Financial Measures

	For the quarter ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net cash provided from (used by) operating activities	$665	$356	$529	$300	$714	$321	$693	$(52)
Add back (subtract):
Capital expenditures—Business operations	(308)	(268)	(263)	(315)	(299)	(403)	(350)	(207)
Capital expenditures—Integration	(15)	(14)	(4)	(1)	(43)	(11)	(36)	(52)

Operating free cash flow	342	74	262	(16)	372	(93)	307	(311)
Capital expenditures—Integration	15	14	4	1	43	11	36	52
Capital expenditures—Storm-related costs	23	3	—	—	—	—	—	—
Acquisition and integration costs	10	1	12	2	49	122	127	138
Deferred income taxes	1,099	32	213	41	43	(8)	52	119
Income tax benefit	(1,103)	(31)	(210)	(39)	(38)	(46)	(48)	(118)
Dividends on preferred stock	(53)	(54)	(53)	(54)	(53)	(54)	(53)	(54)
Non-cash (gains)/losses, net	(4)	(2)	(4)	(9)	(35)	(8)	(9)	(21)
Changes in current assets and liabilities	(188)	121	(48)	234	(230)	230	(162)	108
Cash refunded for income taxes	47	1	—	3	85	3	—	32
Restructuring costs and other charges	27	14	29	12	80	11	—	—
Storm-related costs	13	9	—	—	—	—	—	—
Interest expense—commitment fees	—	—	—	—	—	—	—	10

Free cash flow	$228	$182	$205	$175	$316	$168	$250	$(45)

Dividends on preferred stock	—	—	—	—	—	—	—	54
Incremental interest on new debt	—	—	—	—	—	—	—	178

Adjusted free cash flow	$228	$182	$205	$175	$316	$168	$250	$187

	Trailing Twelve Months
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net cash provided from operating activities	$1,850	$1,899	$1,864	$2,028	$1,676	$1,303	$1,327	$1,001
Add back (subtract):
Capital expenditures—Business operations	(1,154)	(1,145)	(1,280)	(1,367)	(1,259)	(1,145)	(919)	(747)
Capital expenditures—Integration	(34)	(62)	(59)	(91)	(142)	(151)	(203)	(195)

Operating free cash flow	662	692	525	570	275	7	205	59
Capital expenditures—Integration	34	62	59	91	142	151	203	195
Capital expenditures—Storm-related costs	26	3	—	—	—	—	—	—
Acquisition and integration costs	25	64	185	300	436	473	409	317
Deferred income taxes	1,385	329	289	128	206	167	453	253
Income tax benefit	(1,383)	(318)	(333)	(171)	(250)	(285)	(263)	(253)
Dividends on preferred stock	(214)	(214)	(214)	(214)	(214)	(214)	(227)	(174)
Non-cash (gains)/losses, net	(19)	(50)	(56)	(61)	(73)	(35)	(93)	(162)
Changes in current assets and liabilities	119	77	186	72	(54)	65	(407)	(77)
Cash refunded for income taxes	51	89	91	91	120	35	25	22
Restructuring costs and other charges	82	135	132	103	91	11	1	1
Storm-related costs	22	9	—	—	—	—	—	—
Interest expense—commitment fees	—	—	—	—	10	10	62	137

Free cash flow	$790	$878	$864	$909	$689	$385	$368	$318

Dividends on preferred stock	—	—	—	—	54	107	174	174
Incremental interest on new debt	—	—	—	—	178	356	367	367

Adjusted free cash flow	$790	$878	$864	$909	$921	$848	$909	$859